INDEX TO EXHIBITS

(1)               Agreement and Declaration of Trust*

(2)               Bylaws*

(3)               Inapplicable

(4)               Inapplicable

(5)               Advisory Agreement with Interactive Research Advisers,
                  Inc.*

(6)               Inapplicable

(7)               Inapplicable

(8)               Custody Agreement with Fifth Third Bank

(9)(i)            Administration Agreement with Interactive Research
                  Advisers, Inc.

   (ii) Transfer, Dividend Disbursing, Shareholder Service and Plan Agency Agreement with Countrywide Fund Services,

                  Inc.

   (iii)          Administration Agreement with Countrywide Fund
                  Services, Inc.

   (iv)           Accounting Services Agreement with Countrywide Fund
                  Services, Inc.

(10) Opinion and Consent of Counsel relating to issuance of shares*

(11)              Consent of Independent Public Accountants

(12)              Inapplicable

(13)              Agreement Relating to Initial Capital*

(14)              Prototype Individual Retirement Account*

(15)              Inapplicable

(16)              Computation for Performance Quotations*

(17)              Financial Data Schedule

(18)              Inapplicable

*        Incorporated by reference to Registration Statement on Form
         N-1A.